Exhibit 99
AirNet Systems, Inc. Appoints Chief Operating Officer

CONTACT:
AirNet Systems, Inc. Gary Qualmann (614) 409-4832	InvestQuest, Inc. Bob Lentz (614) 876-1900
COLUMBUS, Ohio (May 30, 2007) AirNet Systems, Inc. (AMEX: ANS) today announced the appointment of Jeffery B. Harris to the position of Senior Vice President and Chief Operating Officer, effective May 29, 2007. He has served as Senior Vice President, Bank Services for the past seven years.
In addition to his current responsibilities for Bank Services and Airline Operations, Mr. Harris will be in charge of AirNet’s operations as they relate to the company’s Bank Services and Express Services customers. This includes responsibility for Field Services, Customer Operations and the company’s Support Center.
Express Sales and Marketing will report to Larry M. Glasscock, Jr., the company’s Senior Vice President, Express Services, who will continue to report to the Chief Executive Officer, Bruce D. Parker. Mr. Glasscock will focus on the growth and expansion of the company’s business in the Express Services marketplace.
Since joining AirNet in June 1996, Mr. Harris has held management positions with increased responsibilities within Bank Services. He began as the relationship manager for Banking Sales and was appointed to the position of Vice President, Sales in the banking division in October 1997. Mr. Harris was appointed Senior Vice President, Bank Services in May 2000. In the first quarter of 2005, Mr. Harris assumed additional responsibilities for Airline Operations.
Bruce D. Parker, AirNet’s Chairman of the Board, Chief Executive Officer and President, stated, “This organizational change will sharpen AirNet’s focus on the Express Services marketplace in operations, sales and financial performance. We are committed to being the air carrier of choice and the premier provider of specialized time definite solutions that meet our customers’ unique needs, especially where time, custody and control are highly valued.”
AirNet Systems, Inc.
AirNet Systems, Inc. focuses its resources on providing value-added, time-critical aviation services to a diverse set of customers in the most service-intensive, cost-effective manner possible. AirNet operates an integrated national transportation network that provides expedited transportation services to banks and time-critical small package shippers nationwide. AirNet’s aircraft are located strategically throughout the United States. To find out more, visit AirNet’s website at www.airnet.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Safe Harbor Statement
Except for the historical information contained in this news release, the matters discussed, including, but not limited to, information regarding future economic performance and plans and objectives of AirNet’s management, are forward-looking statements that involve risks and uncertainties. When used in this news release, the words “believe”, “anticipate”, “estimate”, “expect”, “intend”, “may”, “plan(s)”, “project” and similar expressions are intended to be among statements that identify forward-looking statements. Such statements involve risks and uncertainties that could cause actual results to differ materially from any forward-looking statement. The following factors, in addition to those included in the disclosure under the heading “ITEM 1A — RISK FACTORS” of Part I of AirNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, could cause actual results to differ materially from those expressed in our forward-looking statements: potential regulatory changes by the Federal Aviation Administration (“FAA”), Department of Transportation (“DOT”) and Transportation Security Administration (“TSA”), which could increase the regulation of AirNet’s business, or the Federal Reserve, which could change the competitive environment of transporting cancelled checks; changes in check processing and shipment patterns of Bank Services customers; the continued acceleration of migration of AirNet’s Bank Services customers to electronic alternatives to the physical movement of cancelled checks; AirNet’s ability to reduce its cost structure to match declining revenues and operating expenses; disruptions to the Internet or AirNet’s technology infrastructure, including those impacting AirNet’s computer systems and Website; the impact of intense competition on AirNet’s ability to maintain or increase its prices for Express Services (including fuel surcharges in response to rising fuel costs); the impact of prolonged weakness in the United States economy on time-critical shipment volumes; significant changes in the volume of shipments transported on AirNet’s air transportation network; customer demand for AirNet’s various services or the prices it obtains for its services; disruptions to operations due to adverse weather conditions, air traffic control-related constraints or aircraft accidents; potential further declines in the values of aircraft in AirNet’s fleet and any related asset impairment charges; potential changes in locally and federally mandated security requirements; increases in aviation fuel costs not fully offset by AirNet’s fuel surcharge program; acts of war and terrorist activities; the acceptance of AirNet’s time-critical service offerings within targeted Express markets; technological advances and increases in the use of electronic funds transfers; the availability and cost of financing required for operations; insufficient capital for future expansion; and the impact of unusual items resulting from ongoing evaluations of AirNet’s business strategies; as well as other economic, competitive and domestic and foreign governmental factors affecting AirNet’s markets, prices and other facets of its operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Please refer to the disclosure included in “ITEM 1A — RISK FACTORS” of Part I and in the section captioned “Forward-looking statements” in “ITEM 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II of the Annual Report on Form 10-K for the fiscal year ended December 31, 2006 of AirNet Systems, Inc. (File No. 1-13025) for additional details relating to risk factors that could affect AirNet’s results and cause those results to differ materially from those expressed in the forward-looking statements.
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